As Filed with the Securities and Exchange Commission on August 11, 2010
Registration No. 333-167969

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1

ON FORM S-3 TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROUROCARE MEDICAL INC.
(Exact name registrant as specified in its charter)

Nevada (State of incorporation)	3841 (Primary Standard Industrial Classification Code Number)	20-1212923 (IRS Employer Identification No.)

6440 Flying Cloud Drive, Suite 101
Eden Prairie, Minnesota 55344
(952) 476-9093
(Address and telephone number of registrant’s principal executive offices)

Copies to:
Mr. Richard C. Carlson, Chief Executive Officer	Timothy S. Hearn, Esq.
ProUroCare Medical Inc.	Jonathan A. Van Horn, Esq.
6440 Flying Cloud Drive, Suite 101	Dorsey & Whitney LLP
Eden Prairie, Minnesota 55344	50 South 6th Street, Suite 1500
Telephone: (952) 476-9093	Minneapolis, Minnesota 55402-1498
Facsimile: (952) 843-7031	Telephone: (612) 340-2600
(Name, address and telephone number of agent for service)	Facsimile: (612) 340-2868

Approximate Date of Proposed Sale to the Public:  As soon as practicable after this Registration Statement has become effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Pursuant to Rule 429(a) of the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus and also relates to 1,359,478 shares of common stock registered and remaining unsold under the registrant’s Registration Statement on Form S-1 (File No. 333-153605), as amended and 1,152,113 shares of common stock issuable upon exercise of warrants under the registrant’s Registration Statement No. 333-162138.  Pursuant to Rule 429(b), this Registration Statement also serves as a post-effective amendment to each of (i) Registration Statement No. 333-153605 and (ii) Registration Statement No. 333-162138, which post-effective amendments shall become effective concurrently with the effectiveness of this Registration Statement. If securities previously registered under the aforementioned Registration Statements are offered and sold prior to the effective date of this Registration Statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

All filing fees payable in connection with the registration of the shares issuable upon exercise of the warrants registered on this Registration Statement, Registration Statement No. 333-153605 and Registration Statement No. 333-162138 were previously paid upon the initial filing of such registration statements.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 contains an updated prospectus relating to the offering and sale of shares of common stock, $0.00001 par value (the “Common Stock”), issuable upon: (i) exercise of warrants that were issued to public investors in connection with the registrant’s public offering of units, each unit consisting of one share of Common Stock and one redeemable common stock warrant exercisable for one share of Common Stock (the “Public Warrants”);  (ii) exercise of warrants that were issued by the registrant to certain warrant holders, pursuant to a 2009 exchange offer whereby such persons had the opportunity to receive, upon the exercise of their existing warrants, new three-year warrants (the “2009 Replacement Warrants”); and (iii) exercise of warrants that were issued by the registrant to certain warrant holders, pursuant to a 2010 exchange offer whereby such persons had the opportunity to receive, upon the exercise of their existing warrants, new three-year warrants (the “2010 Replacement Warrants” and collectively with the 2009 Replacement Warrants, the “Replacement Warrants”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments. The publicly offered units, along with the Public Warrants, the Common Stock underlying the units and the Common Stock underlying the Public Warrants, were initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-153605) declared effective by the Securities and Exchange Commission (the “Commission”) on January 7, 2009 (“Registration Statement No. 333-153605”), as amended by the post-effective amendment on Form S-3 that was declared effective on April 7, 2009, as further amended by the prospectus included in the Registration Statement on Form S-4 (File No. 333-162138) declared effective by the Commission on October 27, 2009 and as further amended by the prospectus included in the Registration Statement on Form S-4 (File No. 333-167969), each of which was deemed a post-effective amendment to Registration Statement No. 333-153605. The 2009 Replacement Warrants and the Common Stock underlying the 2009 Replacement Warrants were initially registered by the registrant on Registration Statement No. 333-162138, as amended by the post-effective amendment on Form S-3 that was declared effective by the Commission on November 17, 2009 and as further amended by the prospectus included in Registration Statement No. 333-167969.  The 2010 Replacement Warrants and the Common Stock underlying the 2010 Replacement Warrants were initially registered by the registrant on Registration Statement on Form S-4 (File No. 333-167969), declared effective by the Commission on July 23, 2010.  All filing fees payable in connection with the registration of the shares of Common Stock issuable upon exercise of the Public Warrants and the Replacement Warrants, and the indeterminate number of additional shares that may be issued pursuant to Rule 416 under the Securities Act of 1933, as amended, were previously paid in connection with the initial filing of Registration Statement No. 333-153605, Registration Statement No. 333-162138 and Registration Statement No. 333-167969.

In addition, the registrant is amending Registration Statement No. 333-167969 to deregister 4,743,007 2010 Replacement Warrants offered thereunder but not issued as of expiration of the offer period and 4,743,007 shares of Common Stock underlying such deregistered 2010 Replacement Warrants. The 2010 exchange offer expired at 4:00 p.m., Central Time, on August 2, 2010. A total of 1,007,529 public and private warrants were tendered by warrant holders and accepted by the registrant pursuant to the 2010 exchange offer. Accordingly, the registrant issued 1,007,529 2010 Replacement Warrants.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 11, 2010

ProUroCare Medical Inc.

3,519,120 Shares of Common Stock

This prospectus relates to 3,519,120 shares of common stock, par value $0.00001 per share (the “Common Stock”), of ProUroCare Medical Inc. (the “Company,” “ProUroCare,” or “we,” “our” or “us”). The shares of Common Stock are issuable upon the exercise of outstanding redeemable common stock warrants issued in our public offering which closed on January 12, 2009 (the “Public Warrants”), in our registered exchange offer which expired on November 6, 2009 (the “2009 Replacement Warrants”) and in our registered exchange offer which expired on August 2, 2010 (the “2010 Replacement Warrants,” and together with the 2009 Replacement Warrants, the “Replacement Warrants” and together with the Public Warrants and the 2009 Replacement Warrants, the “Warrants”).

In order to obtain the shares of Common Stock, the holders of the Warrants must pay an exercise price of $1.30 per share, subject to adjustment.

We may elect to redeem the Public Warrants at any time prior to expiration.  We may elect to redeem the Replacement Warrants at any time after the last sales price for a share of Common Stock equals or exceeds $4.00 for 10 consecutive trading days. Upon any election to redeem Warrants, we must provide 30 days’ prior written notice of our decision to redeem the Warrants, at $0.01 per Warrant, during which time holders may choose to exercise the Warrants according to their terms rather than submitting them for redemption.

 The Public Warrants will expire on January 7, 2014, the 2009 Replacement Warrants will expire on November 12, 2012 and the 2010 Replacement Warrants will expire on August 2, 2013.

We will receive all of the proceeds from the exercise of the Warrants. Assuming all of the Warrants are exercised, we will receive gross proceeds of $4,574,856.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “PUMD.”  On August 6, 2010, the closing bid price of the Common Stock was $1.36and the last reported trade was at $1.42 per share.

Investing in our Common Stock involves a high degree of risk.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                           , 2010.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations.  This means that we file reports and other information with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”).  You can inspect and copy this information at the Public Reference Facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330.  The Commission maintains a Web site that contains the reports and other information that we file electronically with the Commission.  The address of that Web site is http://www.sec.gov.  Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

i

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus or incorporated by reference herein.  This summary may not contain all of the information that may be important to you.  We urge you to read this entire prospectus carefully, including the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and other information that are included or incorporated by reference in this prospectus, before making an investment decision.  All references in this prospectus to the “Company,” “we,” “us,” “our” or “our Company” refer to ProUroCare Medical Inc. and our consolidated subsidiary.  References to “ProUroCare Inc.” or “PUC” refer to ProUroCare Inc., our wholly owned subsidiary.

Our Business

We have developed and intend to market an innovative prostate imaging system known as the ProUroScan™ System.  The ProUroScan System incorporates our new proprietary elasticity imaging technology to create an image and document abnormalities of the prostate.

The ProUroScan System is an imaging system designed for use as an aid to the physician in visualizing and documenting abnormalities in the prostate that have been previously detected by a digital rectal exam (“DRE”). As an adjunct to DRE, the ProUroScan System will be used following an abnormal DRE to generate a real-time image and document abnormalities of the prostate.  The final composite image is saved as a permanent electronic record and can be conveniently retrieved to view previous test results.

Our approach to imaging is based on the fact that most abnormalities in otherwise homogenous organ tissue are less elastic than normal tissue.  The ProUroScan’s unique technology uses measurements of relative tissue elasticity as detected by mechanical sensors and interpreted by mathematical algorithms to create images, rather than using ultrasound or other alternative technologies.  Using the system’s specially designed rectal probe, physicians can quickly and cost-effectively visualize the prostate gland and document specific areas of concern.  The real-time image can be saved as a permanent electronic record.

Our imaging technology is based on work originally performed by Artann Laboratories Inc. (“Artann”), a scientific technology company based in Trenton, New Jersey, that is focused on early-stage technology development. In 2002, we licensed the rights to this technology and since then have worked with Artann on its development. In September 2006, Artann was awarded a $3 million Small Business Innovation Research Phase II Competitive Renewal grant from the National Institute of Health and the National Cancer Institute to help advance the development and application for clearance of the ProUroScan System by the U.S. Food and Drug Administration (“FDA”).  In July 2008, the Company entered into new license and development and commercialization agreements with Artann relating to their existing technology and know-how and all future technology developed by Artann in our field of use. After we obtain FDA clearance, it is our intent to expand our working relationship with Artann to include their participation in the development and licensing of additional prostate and other urologic technologies.

The ProUroScan System is not currently marketed or sold and has not yet been cleared for marketing by the FDA. Our goal is to have ProUroScan System regulated by the FDA as a Class II device.  A Class II classification is designed for low risk devices in which sufficient information exists to establish general and specific controls that provide reasonable assurance of safety and effectiveness. In a 510(k) application, applicants must demonstrate that the proposed device is substantially equivalent to an existing approved product, or “predicate device”.  Products that employ new or novel technologies, and for which through the 510(k) review process is found to have no comparable predicate device, may be cleared for marketing under Section 513(f) of the Food, Drug and Cosmetic Act (“FDCA”).  This path, referred to as a “de novo” application, is intended to allow low risk new technological devices to be cleared for marketing when an appropriate predicate device does not exist.

In November 2009, a 510(k) application for market clearance was filed with the FDA that incorporated a basic imaging and documentation claim.  From that submission, the FDA determined that the ProUroScan System is not substantially equivalent (NSE) to a device currently being marketed.  As required by Section 513(f)(2) of the FDCA, a submission was made on May 21, 2010 to request 510(k) clearance under the de novo process.  This request asked the FDA to define mechanical imaging systems as devices that are intended to produce an elasticity image of the prostate as an aid in documenting abnormalities of the prostate that are initially identified by digital rectal examination and to be used by physicians as a documentation tool.

Once FDA clearance is obtained on our current generation ProUroScan System, we intend to have the systems manufactured by one or more FDA-regulated contract manufacturers and market the system in cooperation with a to be determined  medical products company that has an established worldwide presence in the urology market.

We have identified a market need to be able to create an image and document abnormalities of the prostate. We believe the ProUroScan System will offer a solution that meets these needs and that will enable physicians to monitor and compare images of the prostate over time (assuming we apply for and obtain FDA approval or clearance for this indication).

We believe the ProUroScan System’s existing technology provides a platform on which to develop multiple future generation systems. In the future, following our initial FDA regulatory clearance, we intend to work with Artann to develop and introduce enhanced versions and additional indications for this technology.  For example, we plan to study and develop an enhanced version of the system that may be able to monitor changes in prostate tissue over time, guide prostate biopsies and assess changes in prostate size following drug treatment for benign prostate hyperplasia (“BPH”).  Future generation systems will require us to obtain regulatory approval or clearance for use of the ProUroScan System for additional related indications and file additional submissions with the FDA if we are to obtain expanded labeling claims.

Corporate Information

ProUroCare Inc. (“PUC”) was incorporated in 1999 as a Minnesota corporation.  In January 2002, PUC licensed the rights to certain advanced prostate mechanical imaging technology, and became engaged in the business of developing this technology for assessing characteristics of the prostate.  In 2004, through a reverse merger transaction with Global Internet Communications (“Global”), a Nevada corporation, PUC became the wholly owned and sole operating subsidiary of Global, which was then renamed ProUroCare Medical Inc.

Our executive offices are located at 6440 Flying Cloud Drive, Suite 101, Eden Prairie, Minnesota 55344. Our telephone number is (952) 476-9093, and our Internet site is www.prourocare.com. The information contained in our Internet site is not a part of this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk.  For a discussion of some of the risks you should consider before purchasing our securities, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 4 of this prospectus.  Investing in our Common Stock also involves risks related to various aspects of our business, including our continued need for funding; our reliance on third parties to obtain regulatory clearance of the ProUroScan System and to commercialize the ProUroScan System and future products; establishing distribution channels for the ProUroScan System; the commercial viability of the ProUroScan System and its acceptance in the marketplace; achieving third party coverage and reimbursement for the ProUroScan System; enforcement of our intellectual property rights; and the other risks set forth under “Risk Factors” or incorporated in this prospectus by reference.

The Offering

Common Stock:

Common Stock offered under the Public Warrants	1,359,478 shares

Common Stock offered under the 2009 Replacement Warrants	1,152,113 shares

Common Stock offered under the 2010 Replacement Warrants	1,007,529 shares

Common Stock outstanding before the offering(1)	14,252,331 shares

Quoting	Our Common Stock is currently quoted on the OTCBB under the symbol “PUMD.”
Warrants:

Number of Warrants	1,359,478 Public Warrants, 1,152,113 2009 Replacement Warrants and 1,007,529 2010 Replacement Warrants

Quoting
The Public Warrants and the 2009 Replacement Warrants are currently quoted on the Pink Sheets under the symbols PUMDW and PUMWW, respectively. We expect the 2010 Replacement Warrants to be quoted on the Pink Sheets under a ticker symbol to be determined. The quoting of the 2010 Replacement Warrants on the Pink Sheets is dependent upon cooperation of market makers for the 2010 Replacement Warrants.

Exercisability	Each Warrant is exercisable for one share of Common Stock.

Exercise Price	$1.30 per share.

Exercise Period
The Public Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, on January 7, 2014, or earlier upon redemption. The 2009 Replacement Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, on November 12, 2012, or earlier upon redemption.  The 2010 Replacement Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, on August 2, 2013.

Redemption
We may elect to redeem the Public Warrants at any time prior to expiration.

We may elect to redeem the Replacement Warrants at any time after the last sales price for a share of Common Stock equals or exceeds $4.00 for 10 consecutive trading days.

Upon any election to redeem Warrants, we must provide 30 days’ prior written notice of our decision to redeem the Warrants, at $0.01 per Warrant, during which time holders may choose to exercise the Warrants according to their terms rather than submitting them for redemption.

Proceeds:

Amount	Assuming all of the Warrants are exercised, we will receive gross proceeds of $4,574,856.

Use
To fund manufacturing and scale-up activities, expand our intellectual property rights, form a scientific advisory panel and conduct clinical studies, reduce amounts outstanding on certain liabilities, as well as for working capital, operating expenses and other general corporate purposes

(1)          Based on the number of shares outstanding as of August 9, 2010.

RISK FACTORS

An investment in the Common Stock involves a high degree of risk.  You should consider the following factors, in addition to the other information contained or incorporated by reference in this prospectus, in evaluating our business and proposed activities before you exercise the Warrants.  The risks and uncertainties below are not the only ones we face.  If any of these risks actually occur, our business could be harmed, the market price of our Common Stock could decline and you may lose all or part of your investment.  You should also see “Special Note Regarding Forward-Looking Statements” immediately following these Risk Factors regarding risks and uncertainties relating to us and to forward-looking statements.

Risk Factors Relating to the Offering

We do not meet the criteria to list our securities on an exchange such as The NASDAQ Stock Market and our Common Stock is illiquid and may be difficult to sell.

Our common stock is traded on the Over the Counter Bulletin Board (“OTCBB”). Generally, securities that are quoted on the OTCBB lack liquidity and analyst coverage. This may result in lower prices for our common stock than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange, such as The NASDAQ Capital Market and could also result in a larger spread between the bid and asked prices for our common stock.

In addition, there has been only limited trading activity in our common stock. The relatively small trading volume will likely make it difficult for our stockholders to sell their common stock as, and when, they choose. As a result, investors may not always be able to resell shares of our common stock publicly at the time and prices that they feel are fair or appropriate.

There is no assurance that our 2010 Replacement Warrants will be quoted on the Pink Sheets or the OTCBB, and they may be illiquid and difficult to sell.

There is no assurance that our 2010 Replacement Warrants will be quoted on the Pink Sheets or the OTCBB.  If the 2010 Replacement Warrants are not quoted on the Pink Sheets or the OTCBB, it will likely be difficult for our warrantholders to sell their 2010 Replacement Warrants.

In addition, generally, securities that are quoted on the Pink Sheets lack liquidity and analyst coverage. This may result in lower prices for the 2010 Replacement Warrants than might otherwise be obtained if we met the criteria to list them on a larger or more established exchange, such as The NASDAQ Capital Market and could also result in a larger spread between the bid and asked prices for such warrants.

In addition, there has been only limited trading activity in the 2009 Replacement Warrants. It is likely that there will be relatively small trading volume in the 2010 Replacement Warrants, if they are quoted, and this will likely make it difficult for our stockholders to sell their 2010 Replacement Warrants as, and when, they choose. As a result, investors may not always be able to resell such warrants publicly at the time and prices that they feel are fair or appropriate.

Because our stock is deemed a “penny stock,” you may have difficulty selling shares of our Common Stock.

Our Common Stock is a “penny stock” and is therefore subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended.  Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission (“SEC”).  The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions.  As a result, there is generally less trading in penny stocks and you may not always be able to resell shares of our Common Stock publicly at the time and prices that you feel are fair or appropriate.  Under applicable regulations, our Common Stock will generally remain a penny stock until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds.  These thresholds include the possession of net tangible assets (that is, total assets less intangible assets and liabilities) in excess of $5,000,000, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years.  We do not anticipate meeting any of the thresholds in the foreseeable future.

The exercise price of the Public Warrants and Replacement Warrants has been arbitrarily determined.

The exercise price of the Public Warrants was determined by negotiation between us and our underwriter at the time of our 2009 public offering of units, and the exercise price of the Replacement Warrants was established by our Board of Directors based on its estimation of those warrant terms that would encourage participation in each respective registered exchange offer.  The exercise prices of the Public Warrants and Replacement Warrants were arbitrarily determined and bear no relationship to our assets, book value, lack of earnings, net worth or other recognized criteria of value, including quoted stock prices.

Because we will have broad discretion over the use of the net proceeds from the exercise of the Warrants, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the proceeds for the exercise of the Warrants. While we currently anticipate that we will use the net proceeds to fund manufacturing and scale-up activities, expand our intellectual property rights, form a scientific advisory panel and conduct clinical studies, reduce amounts outstanding on certain liabilities, as well as for working capital, operating expenses and other general corporate purposes, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from exercise of the Warrants, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

If you purchase the Common Stock in this offering, you will experience immediate dilution.

If you purchase the Common Stock in this offering, you will experience immediate dilution, which would have been $1.25 per share as of June 30, 2010, because the price that you pay for our Common Stock will be greater than the net tangible book value per share of our shares of Common Stock.

There must be a current prospectus and state registration in order for you to exercise the Warrants.

Investors will be able to exercise the Public Warrants and Replacement Warrants only if a current prospectus relating to the Common Stock underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside.  Although the Company will use its best efforts to (i) maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants and (ii) obtain exemptions from the registration requirements of the securities laws of the states in which the holders of the Warrants reside, there can be no assurance that the Company will be able to do so.  The Company will be unable to issue Common Stock to those persons desiring to exercise their Warrants if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock not qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

The Warrants are subject to redemption by the Company.

The Public Warrants are subject to redemption by the Company at any time prior to expiration.  The Replacement Warrants are subject to redemption by the Company for $0.01 per Warrant upon 30 days prior written notice, provided that the last sales price of our common stock equals or exceeds $4.00 for 10 consecutive trading days. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period.  Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then-market price or accept the redemption price, which likely would be substantially less than the market value of the Warrants at the time of redemption.

If you purchase or hold the Warrants, you will not be entitled to any rights as a shareholder on the Common Stock underlying the Warrants, but you will be subject to all changes made with respect to our Common Stock.

If you purchase or hold the Warrants, other than the right to adjustments in the exercise price of the Warrants upon certain events, you will not be entitled to any rights as a shareholder (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock) on the Common Stock underlying the Warrants, but such shares will be subject to all changes affecting the Common Stock.  You will only be entitled to rights as a shareholder on the Common Stock underlying the Warrants if and when we deliver shares of Common Stock to you upon the exercise of your Warrants.  For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the exercise of your Warrants, you will not be entitled to vote the shares of Common Stock underlying your Warrant on the amendment, although the Common Stock you receive upon exercise of your Warrants, will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock or other classes of capital stock.

Our outstanding options and warrants may have an adverse effect on the market price of our common stock and increase the difficulty of effecting a future business combination.

At August 9, 2010, we had outstanding options and warrants to purchase 8,874,966 shares of common stock, including the Warrants. The potential for the issuance of substantial numbers of additional shares of Common Stock upon exercise of these warrants and options could make us a less attractive acquisition target in the eyes of a prospective business partner. Such securities, when exercised, will increase the number of issued and outstanding shares of our Common Stock and reduce the value of the shares issued. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

The price of our Common Stock may fluctuate significantly, which may make it difficult for stockholders to resell Common Stock when they want or at a price they find attractive.

We expect that the market price of our common stock will fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in interest rates and other general economic conditions;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns, litigation, regulatory changes and other issues in our industry;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	relatively low trading volume.

We have never paid dividends and do not expect to pay dividends in the foreseeable future.

We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future. Future debt covenants may prohibit payment of dividends.

Risk Factors Associated with our Business, Operations and Securities

In addition to the risk factors identified above, please refer to our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, each of which are incorporated herein by reference, for a discussion of the risks associated with our business, operations and securities.  You should carefully consider the risk factors discussed in such reports, together with all of the other information included in this prospectus, and periodically review the Company’s risk factors as they may change from time to time, before you decide whether to exercise your Warrants. Moreover, additional risks and uncertainties not presently known to us, or that we currently deem immaterial also may impair our business operations.  If any of the matters identified as potential risks materialize, our business could be harmed.  In that event, the trading price of our common stock could decline to prices below that paid pursuant to an exercise of the Warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are forward-looking in nature and are based on the current beliefs of our management as well as assumptions made by and information currently available to management.  Forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, statements related to the following: the market for our ProUroScan product; our intentions relating to third-party relationships and development, manufacturing and enhancement of the ProUroScan product; general trends in our operations or financial results; and general plans, expectations, estimates and beliefs.  In addition, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management and business, may identify forward-looking statements. These statements reflect our judgment as of the date of such statement with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition.  You are cautioned that these forward-looking statements are inherently uncertain.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.  Except as required by law, we undertake no obligation to update forward-looking statements.  The risks identified in the “Risk Factors” incorporated by reference in this prospectus, among others, may impact forward-looking statements contained in this prospectus.

USE OF PROCEEDS

We will not receive any amounts pursuant to this offering unless the Warrants are exercised.  Assuming the exercise of all the Warrants, we will receive gross proceeds of $4,574,856.  We intend to use the proceeds, if any, from the exercise of the Warrants to fund manufacturing and scale-up activities, expand our intellectual property rights, form a scientific advisory panel and conduct clinical studies, reduce amounts outstanding on certain liabilities, as well as for working capital, operating expenses and other general corporate purposes.  There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants.

DETERMINATION OF OFFERING PRICE

The purchase price of the shares of Common Stock offered hereby is determined by reference to the exercise price of the Warrants.  The exercise price of the 1,359,478 Public Warrants is $1.30 per share, which was determined by us and our underwriter at the commencement of the public offering in which the Public Warrants were issued. The exercise price of the 1,152,113 2009 Replacement Warrants and the 1,007,529 2010 Replacement Warrants is $1.30 per share, which was established by our Board of Directors based on its estimation of those warrant terms that would encourage participation in each respective registered exchange offer.  The exercise prices for the Warrants were arbitrarily determined and do not have any relationship to our assets, projected future earnings, book value or any other objective financial statement criteria of value.

DILUTION

The difference between the purchase price per share of the Common Stock issuable under the Warrants and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to purchasers in this offering.  Net tangible book value per share is determined by dividing our tangible book value, which is our tangible assets less total liabilities, by the number of outstanding share of our Common Stock.  The information below assumes all of the Warrants are exercised.

At June 30, 2010, our net tangible book value was a deficiency of $3,727,875, or approximately $(0.29) per share of Common Stock.  After giving effect to the sale of 3,519,120 shares of Common Stock offered by this prospectus, our pro forma net tangible book value at June 30, 2010 would have been $766,981, or $0.05 per share, representing an immediate increase in net tangible book value of $0.34 per share to the existing stockholders and an immediate dilution of $1.25 per share, or 96% to purchasers in this offering.

The following table illustrates the dilution to the purchasers in this offering on a per-share basis as if the offering had occurred on June 30, 2010:

Offering price of the shares of Common Stock		$1.30
Net tangible book value before this offering	$(0.29)
Increase attributable to purchasers in this offering	$0.34
Pro forma net tangible book value after this offering		$0.05
Dilution to purchasers in this offering		$1.25

PLAN OF DISTRIBUTION

Pursuant to the terms of the Warrants, shares of our Common Stock will be issued to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price through their brokers to our warrant agent, Interwest Transfer Company Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah  84117.  We do not know if or when the Warrants will be exercised.  We also do not know whether any of the shares of Common Stock acquired upon exercise will be sold.

LEGAL MATTERS

The validity of the securities offered in this prospectus were passed upon for us by Dorsey & Whitney, LLP,  Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of ProUroCare Medical Inc. as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008, and for the period from August 17, 1999 (date of inception) to December 31, 2009, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 31, 2010, which includes an explanatory paragraph relating to the ability of ProUroCare Medical Inc. to continue as a going concern, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein.  Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal period ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	Our Current Reports on Form 8-K or Form 8-K/A filed March 5, 2010, March 31, 2010, May 24, 2010, June 7, 2010, June 17, 2010, June 25, 2010, July 2, 2010 and August 10, 2010;

•	Our Definitive Proxy Statement on Form 14A filed with the SEC on July 2, 2010;

•	The description of our Common Stock set forth in the registration statement on Form 8-A that we filed with the SEC on February 3, 2006 (File No. 000-51774);

•
The description of the Company’s Common Stock and Warrants contained in any registration statement filed by the Company under the Exchange Act, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Richard B. Thon, Chief Financial Officer, ProUroCare Medical Inc., 6440 Flying Cloud Drive, Suite 101, Eden Prairie, Minnesota 55344, telephone (952) 476-9093.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses payable by the registrant in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$533
Legal fees and expenses	60,000
Accounting fees and expenses	7,000
Printing and engraving expenses	6,000
Transfer Agent Fees	4,000
Miscellaneous	2,467
Total	$80,000

Item 15.  Indemnification of Directors and Officers

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the “NRS”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 78.7502.

Pursuant to the Registrant’s Amended and Restated Articles of Incorporation, the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent permitted by law.  In addition, the Registrant will indemnify its directors and officers to the fullest extent permitted by law.  In certain cases, the Registrant may also advance expenses incurred by any director or officer in defending any proceeding brought against him because of his position as such.

Item 16.  Exhibits

Exhibit No.	Description
4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-1(Registration No. 333-153605) filed with the Securities and Exchange Commission on March 27, 2009)

4.2
Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.3
Specimen Warrant (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.4
Form of First Amendment to Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer Company, Inc. (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed September 25, 2009)

4.5	Specimen 2009 Replacement Warrant (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 filed September 25, 2009)
4.6
Form of Second Amendment to Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer Company, Inc. (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

4.7
Specimen 2010 Replacement Warrant (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

5.1
Legal Opinion of Dorsey & Whitney LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)

Item 17.  Undertakings

The undersigned Registrant hereunder undertakes:

a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any  deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 or Form S–3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Eden Prairie and the state of Minnesota on August 11, 2010.

PROUROCARE MEDICAL INC.

By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer and Acting Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 11, 2010.

	Name	Title

	/s/ Richard C. Carlson	Chairman and Chief Executive Officer (Principal Executive Officer)
Richard C. Carlson

	/s/ Richard B. Thon	Chief Financial Officer (Principal Financial and Accounting Officer)
Richard B. Thon

	*	Director
K. W. Michael Chambers

	*	Director
James L. Davis

	*	Director and Secretary
David Koenig

	*	Director
Robert Rudelius

	*	Director
Scott Smith

*By	/s/ RICHARD C. CARLSON
Richard C. Carlson
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-1(Registration No. 333-153605) filed with the Securities and Exchange Commission on March 27, 2009)

4.2
Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.3
Specimen Warrant (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.4
Form of First Amendment to Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer Company, Inc. (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed September 25, 2009)

4.5	Specimen 2009 Replacement Warrant (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 filed September 25, 2009)
4.6
Form of Second Amendment to Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer Company, Inc. (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

4.7
Specimen 2010 Replacement Warrant (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

5.1
Legal Opinion of Dorsey & Whitney LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-4 (Registration No. 333-167969) filed with the Securities and Exchange Commission on July 2, 2010)

23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)